EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of United States Cellular Corporation on Form S-8 of our report dated February 28, 2014, relating to the financial statements of Los Angeles SMSA Limited Partnership for the year ended December 31, 2013, appearing in the Annual Report on Form 10-K of United States Cellular Corporation for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Atlanta, GA

May 20, 2016